FOURTH AMENDMENT TO

RUBY TUESDAY, INC. SALARY DEFERRAL PLAN

THIS FOURTH AMENDMENT is made on the 8th day of December 2005, by Ruby Tuesday, Inc., a Georgia corporation (the “Primary Sponsor”).

WITNESSETH:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Salary Deferral Plan under an indenture dated April 9, 2001 (the “Plan”), as subsequently amended by the First through Third Amendments thereto.

WHEREAS, the Primary Sponsor now desires to amend the Plan to allow for the automatic rollover of distributions in excess of $1,000 as provided in the Economic Growth and Tax Relief Reconciliation Act of 2001.

NOW, THEREFORE, the Primary Sponsor hereby amends the Plan, effective as of March 28, 2005, as follows:

1.	By deleting the existing Section 8.1(c) and substituting therefor the following:

“(c)        In the event a Participant experiences a Termination of Employment, as soon as administratively feasible thereafter, such Participant’s vested Account balance shall be distributed as follows:

(1)          for a Participant whose vested Account is $1,000 or less, such Participant shall have his Account balance distributed in a lump sum payment to the Participant; and

(2)          for a Participant whose vested Account is greater than $1,000, but $5,000 or less, such Participant shall have his Account balance distributed to an individual retirement plan of a trustee or issuer designated by the Plan Administrator, unless the Participant elects in writing to have the payment made directly to the Participant or to another individual retirement plan. The Plan Administrator shall notify the Participant in writing that the distribution may be transferred by the Participant to another individual retirement plan.”

2.	By deleting the existing Section 9.1(c) and substituting therefor the following:

“(c)        (1)         Payment of a Participant’s vested Account under subsection (a) or (b) above may be made in the form of a lump-sum payment in cash; provided, however, if the Participant’s interest in the Investment Fund investing primarily in shares of Company Stock equals or exceeds the value of hundred (100) shares of Company Stock, that interest may be distributed in the form of whole shares of Company Stock if the Participant so elects, in the manner prescribed by the Plan Administrator.

                 (2)         In the event a Participant attains a Retirement Date on or after attaining Normal Retirement Age, distribution of such Participant’s vested Account balance under subsection (b) above shall be made in the form of a lump sum payment to the Participant.

                 (3)          In the event a Participant attains a Retirement Date prior to attaining Normal Retirement Age, distribution of such Participant’s vested Account under subsection (b) above shall be made as follows:

      (A)         for a Participant whose vested Account is $1,000 or less, such Participant shall have his Account balance distributed in a lump sum payment to the Participant; and

      (B)         for a Participant whose vested Account is greater than $1,000, but $5,000 or less, such Participant shall have his Account balance paid to an individual retirement plan of a trustee or issuer designated by the Plan Administrator, unless the Participant elects in writing to have the payment made directly to the Participant or to another individual retirement plan. The Plan Administrator shall notify the Participant in writing that the distribution may be transferred by the Participant to another individual retirement plan.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fourth Amendment.

IN WITNESS WHEREOF, the Plan Sponsor has executed this Fourth Amendment as of the day and year first above written.

RUBY TUESDAY, INC.

By: Samuel E. Beall, III

Title: President, Chairman of the Board and CEO